  Exhibit 99.1

Pacific Energy Development Enters Agreements to Acquire Producing Assets in the Permian and D-J Basins
Expands Executive, Engineering, Development, Accounting, Regulatory, Technical and Operating Teams
Headquarters Moved to Houston, Texas

Houston, Texas, Wednesday, August 1, 2018 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company") reported today that it has entered into an agreement to acquire over 23,000 net leasehold acres, all operated production, and all related existing infrastructure and certain operating companies from certain U.S. subsidiaries of Hunter Oil Corp. (OTCQX: HOILF; TSX-V: HOC), with closing scheduled to occur on or about August 31, 2018, subject to satisfaction of closing conditions. These assets are located in the prolific San Andres play in the Permian Basin situated in west Texas and eastern New Mexico, with all acreage and production 100% operated and substantially all acreage held by production.

In addition, effective August 1, 2018, the Company acquired 100% ownership of Condor Energy Technology LLC, which owns and operates 4 horizontal wells producing from the Niobrara formation, and approximately 2,340 net acres held by production, all located in the D-J Basin in Weld and Morgan Counties, Colorado, and represents “bolt-on” acreage to the Company’s existing operations in the D-J Basin.

Also effective August 1, 2018, Mr. J. Douglas Schick, an oil and gas executive with over 20 years’ experience in the industry, joined the Company as its new President, with responsibility over the Company’s exploration and production and mergers and acquisition functions, reporting directly to Company CEO Simon Kukes. In addition, effective August 1, 2018, the Company hired four additional employees with expertise in oil and gas development, operations, engineering, accounting and regulatory matters, and relocated its headquarters to Houston, Texas. Current Company Chief Financial Officer, Mr. Gregory Overholtzer, and current Company Executive Vice President, General Counsel and Secretary, Mr. Clark R. Moore, remain in office in their current roles, with Mr. Moore assuming the additional responsibility and oversight over all Company human resource matters.

Dr. Simon Kukes, the CEO of the Company, commented, "Consistent with our business plan to acquire accretive assets and focus on long-term growth, we have acquired the additional D-J Basin assets, and plan to close on the acquisition of the Permian Basin assets by the end of the month. I have also further directly funded the Company to acquire these assets. With the additional team members now in place, and Company headquarters relocated to Houston, I believe we are positioned to continue growing the Company through additional acquisitions and development of our assets.”

Announcement of Date of Annual Meeting

The Company has scheduled its 2018 Annual Meeting of Stockholders to be held on Thursday, September 27, 2018 at 10:00 a.m. local time at PEDEVCO Corp.’s corporate office located at 1250 Wood Branch Park Drive, Houston, Texas 77079. The record date for determination of stockholders entitled to vote at the meeting, and any adjournment thereof, is planned to be set on or around the close of business on August 9, 2018. More information regarding the Company's 2018 Annual Meeting of Stockholders will be disclosed in the Company's proxy statement which the Company plans to file with the Securities and Exchange Commission shortly after the record date.

To be timely, pursuant to the company's Bylaws, as amended, and Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any notice of business or nominations with respect to the 2018 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 1250 Wood Branch Park Drive, Suite 400, Houston, Texas, Attention: Corporate Secretary by no later than 5:00 p.m., Central Time, on August 11, 2018. Any such stockholder proposal must be submitted and must comply with the applicable rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the Company's Bylaws, as amended.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal assets are its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado, and the Permian Basin assets located in west Texas and eastern New Mexico scheduled to be acquired in late August 2018. Pacific Energy Development is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com

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